Jefferson-Pilot Corporation
Teamshare Plan

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-56369) pertaining to the Jefferson-Pilot Corporation Teamshare Plan of Jefferson-Pilot Corporation of our report dated June 27, 2005, with respect to the financial statements and schedules of the Jefferson-Pilot Corporation Teamshare Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Greensboro, North Carolina
June 27, 2005

15